UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 3, 2024
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EQT Exeter Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	333-273163 (Commission File Number)	88-4108741 (I.R.S. Employer Identification Number)
Five Radnor Corporate Center 100 Matsonford Road, Suite 250 Radnor, PA 19446
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (610) 828-3200

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities.

On September 3, 2024, EQT Exeter Real Estate Income Trust, Inc. (the “Company”) issued an aggregate of 38,156 unregistered restricted shares of Class E common stock, $0.01 par value per share, with a grant date fair value of $10.09 per share, to the Company’s four independent directors as compensation for their services pursuant to the Company’s Independent Director Compensation Plan. The issuance of restricted shares to the Company’s four independent directors amounted to an award of approximately $96,249 to each director, or approximately $384,996 in the aggregate. The shares were issued in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The restricted shares of Class E common stock will vest (i) on the one-year anniversary of the grant date, provided that the independent director remains on the board of directors on such vesting date, or (ii) upon the earlier occurrence of his or her termination of service due to his or her death, disability or, if approved by the board of directors, upon a change of control of the Company or for “good reason.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 3, 2024	EQT Exeter Real Estate Income Trust, Inc.

		By:	/s/ J. Peter Lloyd
		Name:	J. Peter Lloyd
		Title:	Chief Financial Officer and Director (Principal Financial Officer)

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